UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2017

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000	77007
Houston, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2017, Kirby Corporation entered into a Purchase and Sale Agreement (the “Agreement”) with Stewart & Stevenson LLC, pursuant to which Kirby has agreed to purchase substantially all of the assets of Stewart & Stevenson for approximately $710 million (before post-closing adjustments and transaction fees), consisting of $355 million in cash and $355 million of Kirby common stock valued based on the volume weighted average price of Kirby stock for the 20 trading days immediately preceding the closing date (the “20-Day VWAP”).  If the 20-Day VWAP of Kirby common stock falls below a certain pre-set limit, Kirby will be required to increase the cash portion of the purchase price.  The amount of cash is also subject to a customary working capital adjustment.

Stewart & Stevenson is a manufacturer and distributor of products and services for the oil and gas, construction, power generation, transportation, marine, mining and agricultural industries.  The assets to be acquired include all of the operating subsidiaries of Stewart & Stevenson and related intellectual property.

The Agreement contains customary representations, warranties, covenants and conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Kirby and Stewart & Stevenson have agreed to indemnify each other, subject to certain limitations, for breaches of the Agreement.  Under certain conditions, either Kirby or Stewart & Stevenson may terminate the Agreement, including if the transaction has not closed by August 14, 2017.  If the Agreement is terminated under certain circumstances, a party that is in material breach of the Agreement could be obligated to pay a $25 million termination fee to the other party.  Pursuant to the terms of a separate Registration Agreement, Kirby has also agreed to file a registration statement with the Securities and Exchange Commission following the closing, registering the offer and sale of the shares of Kirby common stock received by the seller in the transaction.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this report.

Item 3.02.	Unregistered Sales of Equity Securities.

Subject to the terms of the Agreement, Kirby has agreed to issue to Stewart & Stevenson $355 million in value of Kirby common stock, subject to adjustment, in the transaction described in Item 1.01 of this report.  The description of the transaction in Item 1.01 is incorporated by reference into this Item 3.02.  The issuance of the shares to Stewart & Stevenson will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder based on the representations made by Stewart & Stevenson in the Agreement.

Item 7.01.	Regulation FD Disclosure.

On June 13, 2017, Kirby issued a press release announcing the Agreement described in Item 1.01 and held a conference call to discuss the acquisition.  A copy of the press release and a slide presentation used during the conference call are furnished with this report as Exhibits 99.1 and 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Purchase and Sale Agreement dated as of June 13, 2017 between Stewart & Stevenson LLC and Kirby Corporation. (fn 1)

99.1	Press Release of Kirby Corporation dated June 13, 2017.

99.2	Slide presentation for June 13, 2017 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

	By:	/s/ C. Andrew Smith
C. Andrew Smith
Executive Vice President
and Chief Financial Officer

Dated: June 15, 2017

(fn 1)  The exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Kirby will supplementally furnish a copy of the omitted exhibits and schedules to the Commission upon request.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	—Purchase and Sale Agreement dated as of June 13, 2017 between Stewart & Stevenson LLC and Kirby Corporation. (fn 2).

99.1	—Press Release of Kirby Corporation dated June 13, 2017.

99.2	—Slide presentation for June 13, 2017 conference call.

(fn 2)  The exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Kirby will supplementally furnish a copy of the omitted exhibits and schedules to the Commission upon request.